Exhibit 10.52

Richard Lappin 1700 East Putnam Avenue Old Greenwich, CT 06870

December 13, 2004

Mr. Thomas O’Malley

Premcor Inc.

1700 East Putnam Avenue

Old Greenwich, CT 06870

Re: Option Administration after Termination

Dear Tom:

The stock option awards that the company has granted under the Premcor 2002 Equity Incentive Plan, the Premcor Inc. 2002 Special Stock Incentive Plan and the Premcor 1999 Stock Incentive Plan (f/k/a Clark Refining Holding Inc. 1999 Stock Incentive Plan), subject to certain conditions, currently require a recipient to exercise vested options within 90 days after termination of employment or service, with failure to do so resulting in forfeiture.

The Board of Directors has approved an amendment to the stock option awards. The amendment to the stock option awards provides that any outstanding nonqualified stock option granted pursuant to a Plan referenced above, to the extent vested, at the time of termination of employment or service with the Company (for any reason other than by the Company for Cause, as defined by the Plan), including any such stock option that vest because of a change in control that is concurrent with a termination, shall remain exercisable in accordance with its terms until the expiration date of such stock option. A Certificate of Secretary with the resolutions applicable to your stock option awards is attached for your reference.

This memorandum constitutes notification of the amendment to your awards. All other terms and conditions of the Plan and the Award under which the option was granted continue to apply. As before, any unvested options expire upon termination of employment or service. Also, this change does not apply to incentive stock options. Finally, future options that are granted are subject to the conditions established by the Board and the Award Agreement.

Please feel free to contact Jim Voss at (203) 698-7500, if you have any questions.

Sincerely,

/s/    Richard Lappin

Richard Lappin

Chairperson of the Compensation Committee

of the Board of Directors

PREMCOR INC.

CERTIFICATE OF SECRETARY

I, Michael D. Gayda, Secretary of Premcor Inc., a corporation duly organized, existing and in good standing under the laws of the State of Delaware (the “Corporation”), do hereby certify that:

1. The following resolutions were unanimously adopted at a meeting of the Board of Directors of the Corporation duly called and held on October 26, 2004 at which a quorum was present and acting throughout:

Premcor Inc. 2002 Special Stock Incentive Plan

WHEREAS, the Company previously established the Premcor Inc. 2002 Special Stock Incentive Plan (the “Plan”) and has granted stock options to Thomas D. O’Malley pursuant to the Plan; and

WHEREAS, Section 11 of the Plan provides the Board with the authority to amend Stock Options granted under the Plan and any Stock Option Award Certificates relating thereto;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines and provides that any outstanding nonqualified Stock Option granted to the Executive pursuant to the Plan prior to the date hereof, to the extent vested at the time of the termination of the Executive’s employment with the Company (for any reason other than by the Company for Cause), including any such Stock Option that vest because of a change in control that is concurrent with a termination, shall remain exercisable in accordance with its terms until the expiration date of such Stock Option; and

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and the transactions contemplated thereby and such officer’s execution and delivery of any agreement or instrument with respect thereto shall be conclusive evidence of his or her approval thereof.

2. The above resolutions have not been rescinded or modified and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the seal of the Corporation at Old Greenwich, CT this 13th day of December, 2004.

/S/ MICHAEL D. GAYDA
Michael D. Gayda Secretary